EXHIBIT 32.2

CERTIFICATION

PURSUANT TO RULE 13A-14(B) OR RULE 15D-14(B)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of El Pollo Loco, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 28, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph Stein, Vice President of Finance, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ JOSEPH STEIN
Joseph Stein Vice President of Finance, Chief Financial Officer and Treasurer El Pollo Loco, Inc.

November 10, 2005

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to El Pollo Loco, Inc. and will be retained by El Pollo Loco, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.